October 21, 2025

Sezzle to Announce Third Quarter 2025 Results and Participate in Upcoming Investor Events

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its third quarter 2025 results after the market close on November 5, 2025. The Company will host a conference call and webcast at 5:00pm ET that same day. The earnings presentation will be available shortly after market close, via the Company’s Investor Relations website. Investors are encouraged to submit questions in advance of the call by emailing: investorrelations@sezzle.com.

Conference Call Registration
Participants can register for the conference call or webcast by navigating to:
https://dpregister.com/sreg/10204064/10031acd240

Upon registration, attendees will receive dial-in credentials and a link to the live webcast. A replay will be available on the Investor Relations website following the call.
Earnings Presentation and Q&A
Sezzle’s second quarter 2025 earnings presentation will be available shortly after market close on August 7, 2025, via the Company’s Investor Relations website. Investors are encouraged to submit questions in advance of the call by emailing: investorrelations@sezzle.com.

Upcoming Investor Events
Sezzle Management will participate in the following investor events:
•November 17, 2025: Oppenheimer Non-Deal Roadshow.
•November 18, 2025: Wells Fargo's 9th Annual TMT Summit.
•December 16, 2025: Northland Growth Conference.

The Company’s latest investor presentation will be available on its Investor Relations page ahead of the conferences.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +651 240 6001 investorrelations@sezzle.com	Erin Foran Media Enquiries +651 403 2184 erin.foran@sezzle.com
About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402